                                                                   Exhibit 10.31



                            ASSET PURCHASE AGREEMENT



                                 By and Between




                            LOUISIANA UNWIRED L.L.C.,
                                     Seller




                                       AND



                              SBA PROPERTIES, INC.,
                                    Purchaser








                      ----------------------------------

                          Dated as of December 18, 2000

                      ----------------------------------

                                TABLE OF CONTENTS


AGREEMENT.........................................................................................................2


ARTICLE I-DEFINITIONS.............................................................................................2

   1.1   DEFINED TERMS............................................................................................2
         -------------


ARTICLE II-PURCHASE AND SALE......................................................................................6

   2.1   SALE AND PURCHASE OF ASSETS..............................................................................6
         ---------------------------
   2.2   PURCHASE PRICE; PAYMENTS.................................................................................7
         ------------------------
   2.3   ASSUMPTION OF CERTAIN OBLIGATIONS AND LIABILITIES........................................................9
         -------------------------------------------------
   2.4   CLOSINGS................................................................................................10
         --------
   2.5   EXECUTION AND DELIVERY OF CLOSING DOCUMENTS; OTHER DELIVERIES...........................................10
         -------------------------------------------------------------
   2.6   STRUCTURAL AND ENVIRONMENTAL REVIEW PERIOD; PUT BACK RIGHTS.............................................11
         -----------------------------------------------------------
   2.7   TOWER EXCLUSION ADJUSTMENT..............................................................................13
         --------------------------
   2.8   NOTICE AND OPTION RIGHT.................................................................................13
         -----------------------
   2.9   ALLOCATION OF TRANSFER, PROPERTY AND OTHER TAXES........................................................13
         ------------------------------------------------


ARTICLE III-REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................13

   3.1   ORGANIZATION AND GOOD STANDING; POWER AND AUTHORITY; AUTHORIZATION AND VALIDITY.........................13
         -------------------------------------------------------------------------------
   3.2   TITLE; ASSETS...........................................................................................14
         -------------
   3.3   COMMITMENTS.............................................................................................15
         -----------
   3.4   NO VIOLATION; RESTRICTIONS, REQUIRED LICENSES, PERMITS, ETC.............................................15
         -----------------------------------------------------------
   3.5   TAXES...................................................................................................16
         -----
   3.6   CONSENTS................................................................................................16
         --------
   3.7   FINANCIAL AND TAX INFORMATION...........................................................................16
         -----------------------------
   3.8   LITIGATION..............................................................................................16
         ----------
   3.9   ENVIRONMENTAL MATTERS...................................................................................16
         ---------------------
   3.10     REAL ESTATE MATTERS..................................................................................17
            -------------------
   3.11     ANTENNA SITE AGREEMENTS..............................................................................18
            -----------------------
   3.12     BROKERS' FEES........................................................................................18
            -------------
   3.13     COMPLIANCE WITH LAWS; APPROVALS......................................................................18
            -------------------------------
   3.14     DISCLOSURE...........................................................................................18
            ----------
   3.15     MECHANIC'S LIENS.....................................................................................18
            ----------------

ARTICLE IV-REPRESENTATION AND WARRANTIES OF PURCHASER............................................................19

   4.1   ORGANIZATION AND GOOD STANDING; POWER AND AUTHORITY; AUTHORIZATION AND VALIDITY.........................19
         -------------------------------------------------------------------------------
   4.2   NO CONFLICT.............................................................................................19
         -----------
   4.3   CONSENTS................................................................................................19
         --------
   4.4   BROKERS.................................................................................................19
         -------
   4.5   FINANCIAL QUALIFICATIONS................................................................................20
         ------------------------
   4.6   SOLVENCY................................................................................................20
         --------
   4.7   DISCLOSURE..............................................................................................20
         ----------
   4.8   LITIGATION..............................................................................................20
         ----------

                                       I

ARTICLE V-COVENANTS..............................................................................................20

   5.1   COOPERATION.............................................................................................20
         -----------
   5.2   CONFIDENTIALITY.........................................................................................20
         ---------------
   5.3   CONDUCT OF BUSINESS BEFORE CLOSING DATE.................................................................21
         ---------------------------------------
   5.4   ACCESS..................................................................................................21
         ------
   5.5   NOTICE OF MATERIAL CHANGE...............................................................................21
         -------------------------
   5.6   SELLER'S EMPLOYEE BENEFITS..............................................................................22
         --------------------------
   5.7   POST CLOSING AUDITS.....................................................................................22
         -------------------
   5.8   LEGAL DESCRIPTIONS......................................................................................22
         ------------------
   5.9   TITLE INSURANCE.........................................................................................22
         ---------------
   5.10     GROUND LEASES........................................................................................22
            -------------
   5.11     EXCLUSIVITY..........................................................................................23
            -----------
   5.12     FURTHER ASSURANCES...................................................................................23
            ------------------
   5.13     ACQUISITION OF FUTURE TOWERS.........................................................................23
            ----------------------------
   5.14     TOWER CONSTRUCTION...................................................................................24
            ------------------
   5.15     HSR ACT COMPLIANCE...................................................................................24
            ------------------
   5.16     CONDITION OF ASSETS; INTENDED USE....................................................................24
            ---------------------------------
   5.17     NONASSIGNABLE CONTRACTS..............................................................................25
            -----------------------
   5.18     CASUALTY SITES.......................................................................................25
            --------------
   5.19     ZONING INQUIRIES.....................................................................................25
            ----------------


ARTICLE VI-PURCHASER'S CONDITIONS PRECEDENT......................................................................26

   6.1   REPRESENTATIONS AND WARRANTIES..........................................................................26
         ------------------------------
   6.2   COVENANTS...............................................................................................26
         ---------
   6.3   PROCEEDINGS.............................................................................................26
         -----------
   6.4   NO MATERIAL ADVERSE CHANGE..............................................................................26
         --------------------------
   6.5   CONSENTS................................................................................................26
         --------
   6.6   LEGAL  DESCRIPTIONS, SURVEYS AND TITLE POLICIES.........................................................27
         -----------------------------------------------
   6.7   LEASE DOCUMENTATION.....................................................................................27
         -------------------
   6.8   ESTOPPEL AND CONSENT....................................................................................27
         --------------------
   6.9   EASEMENTS...............................................................................................27
         ---------
   6.10     CERTIFICATE..........................................................................................27
            -----------
   6.11     RELEASE OF SELLER INDEBTEDNESS.......................................................................27
            ------------------------------
   6.12     TITLE POLICIES.......................................................................................27
            --------------
   6.13     GROUND LEASES........................................................................................27
            -------------
   6.14     ALL CONDITIONS SATISFIED.............................................................................28
            ------------------------
   6.15     FINANCING CONDITION..................................................................................27
            -------------------


ARTICLE VII- SELLER'S CONDITIONS PRECEDENT.......................................................................28

   7.1   REPRESENTATIONS AND WARRANTIES..........................................................................28
         ------------------------------
   7.2   COVENANTS...............................................................................................28
         ---------
   7.3   PROCEEDINGS.............................................................................................28
         -----------
   7.4   CONSENTS................................................................................................29
         --------
   7.6   CERTIFICATE.............................................................................................29
         -----------
   7.7   ALL CONDITIONS SATISFIED................................................................................29
         ------------------------
   7.8   NONDISTURBANCE AGREEMENT................................................................................29
         ------------------------

ARTICLE VIII-INDEMNIFICATION; REMEDIES...........................................................................29

   8.1   INDEMNITY...............................................................................................29
         ---------
   8.2   INDEMNIFICATION CONDITIONS..............................................................................30
         --------------------------
   8.3   SPECIFIC PERFORMANCE AND OTHER REMEDIES.................................................................31
         ---------------------------------------
   8.4   RELIANCE ON AND SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS..................................31
         ----------------------------------------------------------------------


ARTICLE IX-TERMINATION...........................................................................................31

   9.1   TERMINATION BY PURCHASER................................................................................31
         ------------------------
   9.2   TERMINATION BY SELLER...................................................................................32
         ---------------------
   9.3   EXCLUSION OF CERTAIN TOWERS.............................................................................32
         ---------------------------


ARTICLE X-MISCELLANEOUS..........................................................................................32

   10.1     AMENDMENT............................................................................................33
            ---------
   10.2     ASSIGNMENT...........................................................................................33
            ----------
   10.3     AMENDMENTS; REMEDIES.................................................................................33
            --------------------
   10.4     NOTICES..............................................................................................33
            -------
   10.5     ENTIRE AGREEMENT.....................................................................................34
            ----------------
   10.6     COSTS AND EXPENSES...................................................................................34
            ------------------
   10.7     SEVERABILITY.........................................................................................34
            ------------
   10.8     GOVERNING LAW........................................................................................34
            -------------
   10.10    COUNTERPARTS.........................................................................................34
            ------------

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "Agreement") Agreement, dated as of
                                          ---------
December 18, 2000 (the "Effective Date" , is by and between SBA Properties,
                        --------------
Inc., a Florida corporation ("Purchaser"), and Louisiana Unwired L.L.C., a
                              ---------
Louisiana limited liability company ("Seller").
                                      ------

                                    RECITALS

     A. Seller owns and operates communication towers and associated equipment, land, ground leases and leases of tower space to tower tenants, as more particularly described in this Agreement.

     B. Seller is constructing or plans to construct additional communication towers which Seller also will own and operate.

     C. Purchaser is involved in the ownership, management, construction, operation and maintenance of communication towers.

     D. Seller desires to sell, and Purchaser desires to purchase, the existing assets referenced in the first recital hereof as well as the planned or future assets described in the second recital hereof (excluding PCS Assets, as hereinafter defined), all in accordance with the terms and conditions of this Agreement.

     E. Seller also plans to construct additional towers, which Seller shall have the obligation to offer for sale exclusively to Purchaser and which Purchaser shall have the option to purchase, all in accordance with the terms and conditions of this Agreement.

     F. In an effort to close at least one hundred twenty-seven (127) Towers (as defined herein) within calendar year 2000 in accordance with the terms and conditions of this Agreement, Seller and Purchaser have agreed to close such Towers prior to Purchaser's confirmation that all Conditions Precedent contained in Article VI of this Agreement have been satisfied and, accordingly, Purchaser shall retain certain put back rights with respect to such Towers as described in this Agreement.

     G. In connection therewith and subsequent thereto, Purchaser and Seller shall enter into an Antenna Site Agreement (as defined herein) with respect to each of the Towers whereby Purchaser shall lease to Seller, and Seller shall lease from Purchaser, space on each of the Towers (as defined herein) included in the Assets (as defined herein).

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual representations, warranties, and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties to this Agreement agree as follows:


                              ARTICLE I-DEFINITIONS

     1.1 Defined Terms. The following terms shall have the meanings ascribed
         -------------
thereto.

          (a) "Affiliate" means, with respect to any Person, any other Person
               ---------
that, directly or indirectly, through one or more intermediaries, controls, has the right to control (in fact or by agreement), is controlled by, or is under common control with, such Person.

          (b) "Antenna Site Agreement" means the Antenna Site Agreement
               ----------------------
substantially in the form attached hereto as Exhibit B that Seller and Purchaser shall execute for each of the Towers sold pursuant to this Agreement.

          (c) "Applicable Laws" means any law, rule, regulation, order,
               ---------------
judgment, or determination of any governmental authority (or any restrictive covenant or deed restriction, recorded or otherwise) applicable to the Seller and/or the Assets, including without limitation the rules and regulations of the FAA and the FCC.

          (d) "Assets" means: (i) all of Seller's leasehold interest in the
               ------
Land, and all Improvements, fixtures, and fittings thereon, and easements, rights, and appurtenants thereto (such as appurtenant rights in and to public rights-of-way, and other streets), (ii) the Towers and all tangible personal property related to the design, operation, and maintenance of the Towers, (iii) the Ground Leases, (iv) all Tower Leases, and (v) all of the following related to the foregoing: (A) claims, deposits (except for funds deducted from the Closing Prices pursuant to Section 2.2), prepayments (except for funds deducted from the Closing Prices pursuant to Section 2.2), refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (B) approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (C) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, specifications, creative materials, advertising and promotional materials, studies, reports, and other printed, electronic, or written materials related to the Assets, and (D) all currently existing and hereafter arising proceeds of the foregoing; provided, however, that the foregoing shall specifically exclude the PCS Assets.

          (e) "Assumed Commitments" has the meaning set forth in Section 2.3.
               -------------------

          (f) "Casualty Site" means a Tower with respect to which a Force
               -------------
Majeure event or occurrence in the nature of a casualty typically insured against through casualty insurance (excluding ordinary course deterioration or ordinary wear and tear) has occurred following the date hereof, which event or occurrence rendered such Tower unusable as a communications tower and would cost over $25,000 to bring the condition of such Tower to its condition immediately prior to such event or occurrence.

          (g) "Closing" means any of the First Closing, Second Closing or Future
               -------
Closings.

          (h) "Closing Date" means the day on which a Closing occurs.
               ------------

          (i) "Closing Price" means, with respect to each Closing, the product
               -------------
of the Purchase Price times the number of Towers included in the Assets to be sold at such Closing, as adjusted in accordance with Section 2.2(d) hereof.

          (j) "Consent" means any authorization, consent, approval, permit, or
               -------
license of, or filing with, any governmental or public body or authority, any lender or lessor, any franchisor, or any other person or entity.

          (k) "Current Towers" means up to 300 Towers which are to be delivered
               --------------
pursuant to the First Closing and the Second Closing, including without limitation, the Towers listed and described on Schedules 1 and 2 attached hereto and made a part hereof.

          (l) "Damages" means losses, claims, obligations, demands, assessments,
               -------
penalties, liabilities, costs, damages, interest, and expenses (including attorneys' fees).

          (m) "Deposit" has the meaning set forth in Section 2.2(b).
               -------

          (n) "Easements" means the access and guy wire easements reasonably
               ---------
deemed necessary by Purchaser.

          (o) "Environmental, Health, and Safety Laws" means all Applicable Laws
               --------------------------------------
regarding environmental, health, and safety matters, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of (i) pollutants, (ii) contaminants, or (iii) chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of (i) pollutants, (ii) contaminants, or (iii) chemical, industrial, hazardous, or toxic materials or wastes.

          (p) "Existing Tower Construction Site" has the meaning set forth in
               --------------------------------
Section 5.14 hereof.

          (q) "Expiration Date" has the meaning set forth in Section 5.13
               ---------------
hereof.

          (r) "FAA" means the Federal Aviation Administration, an agency of the
               ---
United States government.

          (s) "FCC" means the Federal Communications Commission, an agency of
               ---
the United States government.

          (t) "First Closing" means the closing of the transactions contemplated
               -------------
by this Agreement that is to take place in accordance with Section 2.4(a).

          (u) "Force Majeure" means any act of God, including, without
               -------------
limitation, earthquake, hurricane, flood, tornado or fire.

          (v) "Future Closing" means the closing or closings of the transactions
               --------------
that the parties hereto authorize as contemplated by this Agreement that are to take place in accordance with Section 2.4(d).

          (w) "Future Towers" means all Towers other than the Current Towers.
               -------------

          (x) "Future Towers Deposit" has the meaning set forth in Section
               ---------------------
2.2(b).

          (y) "Ground Leases" means the ground leases that are to be assigned of
               -------------
record to Purchaser at Closing pertaining to the Real Property where Land is ground leased from third party landlords, as listed on the attached Schedules 1 and 2, which ground leases (or memoranda thereof) shall be in recordable form.

          (z) "Hazardous Materials" means any toxic substance as defined in 15
               -------------------
U.S.C. ss.ss. 2601 et seq., including materials designated as hazardous substances under 42 U.S.C. ss.ss. 9601 et seq. or other Applicable Laws, including without limitation, Environmental Health and Safety Laws, and toxic, radioactive, caustic, or otherwise hazardous substances, including petroleum and its derivatives, asbestos, PCBs, formaldehyde, chlordane, heptachlor, and any substances having any constituent elements displaying any of the foregoing characteristics, whether or not regulated by Applicable Laws.

          (aa) "Improvements" means all Towers, buildings, improvements,
                ------------
fixtures, machinery, equipment, and other tangible assets forming a part of or located on the Land and relating to the Assets.

          (bb) "Indebtedness" has the meaning set forth in Section 6.12.
                ------------

          (cc) "Land" means the land described (whether by legal description,
                ----
site name, or address) on the attached Schedules 1 and 2, which Land is owned by Seller or ground leased by Seller from third party landlords pursuant to the Ground Leases.

          (dd) "Litigation" means any pending, instituted, or threatened legal
                ----------
action or administrative proceeding or investigation.

          (ee) "Minimum Number" has the meaning set forth in Section 5.13
                --------------
hereof.

          (ff) "Order" means any continuing court or administrative order,
                -----
judgment, writ, injunction, or decree applicable specifically to the Assets.

          (gg) "Permitted Encumbrances" means, with respect to the Assets (both
                ----------------------
individually and collectively), any (i) lien for current real property taxes and assessments not yet due and payable, which shall be prorated in accordance with
Section 2.2(d); (ii) covenants, conditions, restrictions, rights of way, easements and other matters of the public record as of the date of recording deemed by Purchaser, in its commercially reasonable discretion, to be acceptable; and (iii) other matters acceptable to Purchaser, in its commercially reasonable discretion, to which like properties are commonly subject and which do not materially interfere with the benefits, use, enjoyment, value or marketability of the Assets.

          (hh) "Person" means any natural person, corporation, partnership,
                ------
limited liability company, trust and any other entity or organization of any kind, including governmental or political subdivisions or agencies or instrumentalities thereof.

          (ii) "PCS Assets" means (i) Seller's wireless phone communications
                ----------
equipment, whether currently or hereafter located in or on the Real Property including, without limitation, telecommunication equipment such as PCS cabinets, power cabinets, antennae, coax cables, electric power poles, breaker and meter boxes, battery/generator cabinets, multicouplers, multiplexers, GPS antennae, battery back-up equipment and such other equipment now or hereafter attached to any of the Towers pursuant to the Antenna Site Agreements for such Towers, but excluding all Towers, Ground Leases, Tower Leases and Improvements, and (ii) all licenses granted by the FCC that relate to any of the PCS Assets.

          (jj) "Purchase Price" has the meaning set forth in Section 2.2 hereof.
                --------------

          (kk) "Purchaser's Financing Condition" has the meaning set forth in
                -------------------------------
Section 2.1 hereof.

          (ll) "Real Property" means the Land, the Improvements, and, if
                -------------
applicable, the Easements.

          (mm) "Second Closing" means the closing of the transactions
                --------------
contemplated by this Agreement that are to take place in accordance with Section 2.4(b) hereof.

          (nn) "Second Deposit" has the meaning set forth in Section 2.2(b).
                --------------

          (oo) "Tax" (and, with correlative meaning, "Taxes" and "Taxable")
                ---
means any tax of any kind whatsoever, including without limitation federal, state, local or foreign, income, franchise, sales, use, excise, gross receipts, license, payroll, employment, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code of 1986 Sec. 59A, as amended), capital stock, profits, withholding, social security, unemployment, disability, real property, personal property, transfer, registration, or other tax of any kind whatsoever, together with any interest or any penalty, or additional amount imposed by any governmental body (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign).

          (pp) "Tower Criteria" means, with respect to each of the Towers, the
                --------------
criteria described on Exhibit A, attached hereto.

          (qq) "Tower" means one of the Current Towers or the Future Towers.
                -----

          (rr) "Tower Leases" means all leases or licenses pursuant to which
                ------------
Seller leases or licenses out space to tenants on the Towers.

          (ss) "Transfer Taxes" means, collectively, all excise, sales, use,
                --------------
value added, registration, stamp, recording, documentary, conveyancing, franchise, transfer, gains and similar Taxes.

                          ARTICLE II-PURCHASE AND SALE

     2.1 Sale and Purchase of Assets. On the terms and subject to the conditions
         ---------------------------
set forth herein, at each of the Closings, Seller shall sell, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase, acquire and accept from Seller, all of Seller's right, title and interest in and to the Assets to be sold at such Closing, free and clear of all liens, claims, and encumbrances of any kind or character except for Permitted Encumbrances. The foregoing notwithstanding, the Assets shall be conveyed in accordance with the following schedule:

          (a) On the Closing Date for the First Closing, all of the Assets listed and described on Schedule 1 attached hereto shall be conveyed at the First Closing, which shall consist of not less than one hundred twenty-seven
(127) of the Current Towers.

          (b) Purchaser agrees that it shall attempt to secure on or before March 31, 2001 financing on terms acceptable to Purchaser in its sole and absolute discretion adequate to purchase the remaining Current Towers not sold in the First Closing and the Future Towers. If Purchaser secures financing on or before March 31, 2001 in an amount of at least One Hundred Million Dollars ($100,000,000), Purchaser's "Financing Condition" will be deemed to have been
                             -------------------
met. If

Purchaser has not secured financing on or before March 31, 2001 in an amount of at least One Hundred Million Dollars ($100,000,000), Purchaser's Financing Condition will not have been met. In either instance, Purchaser shall give Seller written notice as to whether it has met Purchaser's Financing Condition on or before March 31, 2001.

               (i) If Purchaser's Financing Condition has been met, no later than five (5) business days prior to the Closing Date for the Second Closing, Seller and Purchaser shall agree on a list of all Assets that shall be conveyed at the Second Closing, which shall consist of all of the Current Towers not sold in the First Closing and which shall include the Assets listed and described on
Schedule 2 attached hereto; provided, however, that any Current Towers for which all of the Conditions Precedent enumerated in Articles VI and VII have not been satisfied as of the Closing Date for the Second Closing shall be excluded from the definition of Current Towers and, if Purchaser has secured financing adequate to purchase the Future Towers, shall, instead, be offered to Purchaser for inclusion in any Future Towers to be sold pursuant to a Future Closing.

               (ii) If Purchaser's Financing Condition has been met, Purchaser has secured financing adequate to purchase the Future Towers and Purchaser has exercised its option to purchase Future Towers pursuant to Section 5.13, no later than five (5) business days prior to any Closing Date for a Future Closing, Seller and Purchaser shall agree on a list of all Assets that include Towers consistent with the Tower Criteria and that Purchaser shall have the option to purchase, all in accordance with the requirements of Section 2.6(e) and Section 5.13 hereof, including without limitation, the notice requirements contained therein. Without limiting the generality of the foregoing, Seller shall forward information relating to their structural and environmental condition of each of the Future Towers and copies of Ground Leases relating thereto promptly following receipt by Seller.

          (c) If Purchaser's Financing Condition is not met, neither party shall have any remaining obligations to the other, except for such obligations as are expressly provided for in this Agreement, its schedules or exhibits. The foregoing notwithstanding, Purchaser may, in its sole discretion, waive the Purchaser's Financing Condition by giving notice thereof on or before March 31, 2001, and proceed with the transactions contemplated by this Agreement as if Purchaser's Financing Condition had been met.

     2.2 Purchase Price; Payments.
         ------------------------

          (a) Purchase Price. Subject to adjustment as provided in this Section
              --------------
2.2, the purchase price for each Current Tower or Future Tower is Three Hundred Thirteen Thousand and No/100 Dollars ($313,000.00) (the "Purchase Price")
                                                         --------------
payable in cash in accordance with this Section 2.2.

          (b) Deposit. Upon execution of this Agreement by both parties, the
              -------
Purchaser shall pay to an escrow agent mutually agreeable to Purchaser and Seller, Two Million One Hundred Sixteen Thousand Six Hundred Sixty-Seven and No/100 Dollars ($2,116,667.00) (such amount to include the payment made by Purchaser to Seller pursuant to the Letter Agreement between the

Purchaser and Seller dated November 20, 2000) which shall be held in escrow (the "Deposit") until disbursed in accordance with the terms and conditions of this
 -------
Agreement. If Purchaser's Financing Condition is met as described in Section 2.1, the Purchaser shall pay to the escrow agent on or before April 10, 2001 Two Million Eight Hundred Eighty-Three Thousand Three Hundred Thirty-Three and No/100 Dollars ($2,883,333.00) (the "Second Deposit"), which shall be held in
                                     --------------
escrow until disbursed in accordance with the terms and conditions of this Agreement. If Purchaser's Financing Condition is met and if Purchaser's financing is adequate for Purchaser to purchase the Future Towers in addition to the remaining Current Towers, Purchaser shall also pay to the escrow agent on or before April 10, 2001, One Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and No/100 Dollars ($1,666,667.00) (the "Future Towers Deposit"),
                                                     ---------------------
which shall be held in escrow until disbursed in accordance with the terms and conditions of this Agreement.

               (i) In the event that either of the parties terminate this Agreement in accordance with its terms, the Deposit, and if the Purchaser's Financing Condition is not met, the Second Deposit, if paid, and the Future Towers Deposit, if paid, shall be returned to Purchaser and Purchaser shall be entitled to the interest earned thereon.

               (ii) In the event that the First Closing does not occur by December 29, 2000 or fewer than one hundred twenty-seven (127) Towers are conveyed to Purchaser at such Closing, or payment is not received therefor, as a result of Purchaser's acts or failure to act and through no fault of the Seller, Purchaser shall forfeit all rights in and to the Deposit and Seller shall be entitled to the full Deposit thereupon.

               (iii) In the event that the Second Closing does not occur by May 1, 2001, as a result of Purchaser's acts or failure to act and through no fault of the Seller, Purchaser shall forfeit all rights in and to the Second Deposit and Seller shall be entitled to the full Second Deposit thereupon; provided, however, that this clause shall not apply if Purchaser's Financing Condition is not met.

          (c) Closing Payments. (i) At the First Closing, Purchaser shall pay to
              ----------------
the Seller in immediately available funds, without set-off or deduction of any kind except as contemplated by this Agreement, by wire transfer to an account designated by Seller: (A) the Closing Price for the First Closing, minus (B) the
                                                                   -----
Deposit (such Deposit portion to be disbursed to Seller from the escrow account upon the written instructions of both Purchaser and Seller).

               (ii) At the Second Closing, Purchaser shall pay to the Seller in immediately available funds, without set-off or deduction of any kind except as contemplated by this Agreement, by wire transfer to an account designated by
Seller: (A) the Closing Price for the Second Closing, minus (B) a the Second
                                                      -----
Deposit (such Second Deposit to be disbursed to Seller from the escrow account upon the written instructions of both Purchaser and Seller).

               (iii) At any Future Closing, Purchaser shall pay to the Seller in immediately available funds, without set-off or deduction of any kind, by wire transfer to an account designated by Seller: (A) the Closing Price for such Future Closing, minus (B) the product
                -----
of (1) the number of Future Towers included in such Future Closing and (2) Sixteen Thousand Six Hundred Sixty-Seven and No/100 Dollars ($16,667.00) (which shall be disbursed to Seller from the Future Towers Deposit from the escrow account upon the written instructions of both Purchaser and Seller); provided, however, that at the final Future Closing, Purchaser shall pay to the Seller:
(A) the Closing Price for such Future Closing, minus (B) the remaining balance
                                               -----
of the Future Towers Deposit (which shall be disbursed to Seller from the Future Towers Deposit from the escrow account upon the written instructions of both Purchaser and Seller).

          (d) Adjustments. At least five (5) days before each of the Closing
              -----------
Dates, Seller shall provide Purchaser a schedule of all prepaid rental received by Seller for periods after the Closing Date. The sum of all such rental payments shall be deducted from the Closing Price. All normal and customarily proratable items (including, without limitation, real estate taxes, personal property taxes, utility bills, security bills, and rents) shall be prorated as of the Closing Date, Seller being charged and credited for all of the same up to such date and Purchaser being charged and credited for all of the same on and after such date. If the actual amounts to be prorated are not known as of the applicable Closing Date, the prorations shall be estimated by Seller; and thereafter, when actual amounts are known, a cash settlement will be made between Seller and Purchaser. All earnest money deposits not earned, if any, held by Seller under Tower Leases shall be transferred to Purchaser at the applicable Closing.

          (e) Costs. At each Closing, Purchaser shall pay the costs of the
              -----
following: (i) all premiums for Title Insurance Policies; and (ii) all documentary stamp or other Tax arising in connection with any deed or other conveyance document relating to the Assets. At each Closing, Purchaser shall pay all recording costs arising in connection with the transactions contemplated hereby.

     2.3 Assumption of Certain Obligations and Liabilities. (a) Subject to and
         -------------------------------------------------
in accordance with the terms and conditions of this Agreement, Purchaser agrees to assume and to discharge the following liabilities (the "Assumed Commitments")
                                                           -------------------
upon each of the Closings with respect to the Assets conveyed at such Closing:
(i) the Ground Leases and Tower Leases listed on Schedules 1 and 2 attached hereto and made a part hereof, (ii) any Tower Leases entered into by Seller with the written consent of Purchaser after the date hereof but before such Closing Date, (iii) any and all liabilities or obligations of any sort whatsoever that relate to the Assets conveyed at such Closing and that arise or are incurred by Purchaser from and after the date of the applicable Closing.

          (b) Purchaser specifically will not assume or agree to pay or discharge any debts, liabilities, or obligations of Seller or otherwise relating to the Assets other than the Assumed Commitments. Without limiting the foregoing, Purchaser will not be liable for any of the following debts, liabilities, and obligations of Seller: (i) Taxes that were incurred and/or relate to periods prior to the applicable Closing Date; (ii) obligations under the Assumed Commitments that arose or relate to periods on or before the applicable Closing Date; or (iii) any other liability or obligation of Seller regardless of how incurred, provided that such liability or obligation was incurred and/or relates to periods prior to the applicable Closing Date.

     2.4 Closings. (a) The First Closing shall take place at the offices of
         --------
Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. in New Orleans, Louisiana, at 10:00 a.m. local time, on such date upon which the parties may mutually agree which shall in no event be later than December 29, 2000.

          (b) The Second Closing shall take place at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., at 10:00 a.m. local time, on May 1, 2001, or such earlier date upon which the parties may mutually agree.

          (c) Any Future Closings shall take place at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., at 10:00 a.m. local time, on such date or dates upon which the parties may mutually agree.

     2.5 Execution and Delivery of Closing Documents; Other Deliveries. (a) At
         -------------------------------------------------------------
the First Closing, (i) Seller will assign to Purchaser and Purchaser will assume the Ground Leases identified on the attached Schedule 1 and being transferred at the First Closing by recordable assignment; (ii) Seller and Purchaser will enter into an Antenna Site Agreement for each of the Current Towers being transferred at the First Closing that shall govern the leasing of space on all such Towers;
(iii) Seller will assign to Purchaser, and Purchaser will assume the Tower Leases being assigned at the First Closing; and (iv) the parties will enter into, execute and deliver such other documents as they reasonably deem necessary to consummate the transactions at the First Closing contemplated hereby.

          (b) At each of the Closings after the First Closing, (i) Seller will assign to Purchaser and Purchaser will assume the Ground Leases identified on the attached Schedule 2 and being transferred at such Closing by recordable assignment; (ii) Seller and Purchaser will enter into Antenna Site Agreements that shall govern the leasing of space on all of the Current Towers being transferred at such Closing; (iii) Seller will assign to Purchaser, and Purchaser will assume the Tower Leases being assigned at such Closing; and (iv) the parties will enter into, execute and deliver such other documents as they reasonably deem necessary to consummate the transactions at such Closing contemplated hereby.

          (c) In connection therewith, at and for each of the Closings, each party will prepare, execute and deliver each agreement, instrument and item required by this Agreement to be executed and delivered and not theretofore accomplished, including without limitation: (1) the recordable assignments of Ground Leases; (2) the Antenna Site Agreements; (3) assignment and assumption agreements; (4) bills of sale; (5) customary title affidavits and sale conveyance and assignment documents; and (6) such other appropriate and customary documents and take such additional actions as any party or its counsel reasonably may request for the purpose of consummating the transactions contemplated by this Agreement and to vest fully in Purchaser ownership of the Assets.

          (d) At each of the Closings, Seller shall deliver to Purchaser with respect to the Assets transferred at the applicable Closing: (i) all keys to all Improvements; (ii) all security and access codes, if any, applicable to all Improvements; (iii) originals of all Assumed Commitments; and (iv) all other documents specifically relating to the Assets that do not represent Seller's corporate books and records. After each of the Closings and with respect to the Assets transferred at the applicable Closing, Seller shall promptly (A) notify all Tower Lease tenants of the assignment thereof to Purchaser, and (B) upon receipt, pay over to Purchaser any rental payments under the Tower Leases received by Seller for periods after the Closing net of any prepaid expenses from Seller.

          (e) With respect to each of the Closings, all income and expenses relating to the Assets being transferred at such Closing shall be prorated between the parties as of 12:01 a.m. on the applicable Closing Date.

     2.6 Structural and Environmental Review Period; Put-Back Rights.
         -----------------------------------------------------------

          (a) Except as expressly stated herein to the contrary, Purchaser acknowledges that it has had the adequate opportunity to inspect the structural and environmental condition of the Assets based on documents provided by Seller, and to object in writing to any matters reasonably deemed material by Purchaser relating to the structural or environmental condition of the Assets, other than as relates to title issues. The parties acknowledge that Purchaser has not conducted an independent analysis of the environmental or structural condition of the Assets beyond Purchaser's analysis of the documentation provided to Purchaser by Seller. Schedule 2.6 lists and describes: (i) potential defects that Purchaser has discovered in the course of its inspection, (ii) the Tower sites for which Phase I environmental reports have not been provided to Purchaser, and (iii) the Tower sites for which structural drawings have not been provided to Purchaser. If Purchaser has not so objected, Purchaser shall be conclusively deemed to have waived its right to so object under this Section
2.6. Seller acknowledges that Purchaser has relied on the documents provided by Seller to Purchaser and the representations and warranties contained in Section
3.14 in conducting its due diligence. The Existing Tower Construction Site Towers shall have at least the same overall proportional structural capacity as the Towers included on Schedule 1.

          (b) If Purchaser makes any such objection, then Seller shall use commercially reasonable efforts, at its sole cost, to cure such objection. If by the applicable Closing Date, Seller has not cured any such objection, then Purchaser, in its sole discretion, can elect, by notifying Seller in writing thereof no later than ten (10) days before the Closing Date, to (i) waive such objection as to any or all of the affected Assets; or (ii) terminate this Agreement as to the affected Assets only.

          (c) Notwithstanding the foregoing, if pursuant to this Section 2.6 or
Article VI, Purchaser elects to terminate either (i) a total of nineteen (19) or more of the Current Towers at any time up to and including the Closing Date for the First Closing, or (ii) a total of forty-five (45) or more of the Current Towers at any time up to and including the Closing Date for the Second Closing, Seller may terminate this Agreement as to all Assets that have not yet been transferred pursuant to a Closing, including Current Towers and Future Towers. Upon any termination pursuant to the terms of Section 2.6 or Article VI, neither party will have any further rights, liabilities or obligations hereunder with respect to the Assets as to which this Agreement is terminated, except for those matters contained herein that expressly survive the termination of this Agreement.

          (d) (i) The generality of Section 2.6(a)-(c) notwithstanding, Purchaser shall retain the right to continue its inspection of the Towers to be conveyed to Purchaser at the First Closing through and including January 19, 2001. If Purchaser makes any objections with respect to such Towers due to the failure of a Condition Precedent enumerated in Articles VI or VII by January 19, 2001, Seller may, in its sole discretion and at its sole cost, make the determination to cure such objections; provided, however, that material non-compliance with FAA or Environmental, Health and Safety Laws shall be deemed non-curable and Seller shall accept delivery of such affected Towers if Purchaser had previously taken possession thereof.

               (ii) If such objections are not cured to Purchaser's commercially reasonable satisfaction by the date of the Second Closing (or as otherwise extended by the parties in writing), Purchaser may, at its sole election, "put back" such Tower(s) to Seller through customary conveyancing documentation, including without limitation, the documentation described in Section 2.5(c) hereof. If Purchaser puts back to Seller a Tower conveyed to Purchaser in the First Closing, Seller shall immediately pay the Purchase Price for such Tower into the escrow account for application to the Closing Price for the Towers to be conveyed at the Second Closing. Purchaser shall not be required to make any representations or warranties in such documents other than that there has occurred no material change or alteration in such Assets since the applicable Closing Date and Purchaser will agree to indemnify and hold harmless Seller from and against any losses that result from such material changes or alterations while such Tower was in Purchaser's possession.

               (iii) Any Towers that Purchaser puts back to Seller shall count as a terminated Tower as contemplated by this Section 2.6 or Article VI hereof. Seller and Purchaser agree that both parties shall be entitled to specific performance to enforce the terms of this Section 2.6(d).

          (e) For each of the Future Towers, Purchaser shall be given a minimum of thirty (30) calendar days advance notice (in addition to the ten (10) business day period described in Section 5.13 hereof) prior to a Closing of the Future Towers that shall be included in a group of Towers to be offered to Purchaser pursuant to Section 5.13 hereof so that Purchaser may conduct any and all necessary inspection of the structural and environmental condition of the Assets. Without limiting the generality of the foregoing, Seller shall forward information relating to their structural and environmental condition of each of the Future Towers and copies of Ground Leases relating thereto promptly following receipt by Seller.

          (f) Purchaser acknowledges and agrees that, except as otherwise expressly stated herein to the contrary, following the inspection described in this Section 2.6, Purchaser shall be bound to purchase the Current Towers on the applicable Closing Date as soon as the Conditions Precedent enumerated in
Article VI have been satisfied unless one or more Towers become Casualty Sites.

     2.7 Tower Exclusion Adjustment. If pursuant to Section 2.6 or Article VI,
         --------------------------
Purchaser elects to terminate this Agreement as to specific Assets regarding which Seller has not timely cured Purchaser's objections, and Seller has not terminated this Agreement as to all Assets, including without limitation, Current Towers and Future Towers, as permitted by Section 2.6, Seller shall retain all rights with respect to any Tower that Purchaser elects to exclude, including without limitation the right to continue operating any Tower and/or to sell any such Tower or Towers to a third party.

     2.8 Notice and Option Right. Seller shall retain an option to lease from
         -----------------------
Purchaser the last available commercial space on the Current Towers and Future Towers identified on Schedule 2.8 attached hereto that Seller can utilize in the same manner that Seller currently utilizes Tower space (irrespective of the space that Seller leases pursuant to an Antenna Site Agreement), and at the cost reflected on Schedule 2.8. At such time, Seller shall also specify its needs so that Purchaser is capable of determining what space constitutes "available commercial space" on a Tower for the purposes of this Section 2.8. Upon being notified by Purchaser that Purchaser has an offer for the lease of such last available commercial space on a Tower to which the option applies (i.e., a Tower that Seller has designated as such), Seller shall have fifteen (15) calendar days in which to exercise its option and agree to lease such space or reject it, in either case in Seller's sole discretion. If Seller exercises its option to lease such Tower space, all of the terms and conditions of the Antenna Site Agreement for such Tower shall apply and Seller and Purchaser agree to negotiate any related terms in good faith and consistent with the terms and conditions of the Antenna Site Agreement.

     2.9 Allocation of Transfer, Property and Other Taxes. Notwithstanding any
         ------------------------------------------------
other provision of this Agreement or the Antenna Site Agreements, all Transfer Taxes incurred in connection with the transactions contemplated by this Agreement or the Antenna Site Agreements shall be borne solely by Purchaser. Purchaser and Seller shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation. The party that is required by applicable law to file the tax returns with respect to any applicable Transfer Taxes shall do so, and the other party shall cooperate with respect thereto as necessary. The foregoing notwithstanding, with respect to Assets transferred at a particular Closing, Purchaser shall be solely responsible for, and shall indemnify Seller against, all Taxes incurred or relating to periods after such Closing Date.

              ARTICLE III-REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Purchaser (and re-asserts such representations and warranties at each Closing) the following as of the date hereof:

     3.1 Organization and Good Standing; Power and Authority; Authorization and
         ----------------------------------------------------------------------
Validity. Seller is a Louisiana limited liability company, duly organized and
--------
validly existing under the laws of the State of Louisiana, with all requisite powers and authority to carry on the business in which it is engaged and to own the properties it owns and leases. Seller has full power and authority to execute, deliver, and perform its obligations under this Agreement and all other agreements, instruments and documents it is or will be executing in connection with this Agreement and the transactions contemplated hereby. This Agreement and each other agreement, instrument and document contemplated by this Agreement have been or will be duly executed and delivered by Seller and constitute, or upon execution and delivery will constitute, legal, valid, and binding obligations of Seller, enforceable in accordance with their terms, subject to applicable bankruptcy and other laws affecting creditors' rights generally.

     3.2 Title; Assets. (a) Seller has good and marketable title to the Assets
         -------------
and at each Closing will deliver and convey to Purchaser the Assets free and clear of all liens, encumbrances, mortgages, security interests, pledges, and transfer restrictions except for Permitted Encumbrances. Immediately after consummation of the transactions contemplated by this Agreement, Purchaser will own and be entitled to use the Assets free and clear of all liens, encumbrances, mortgages, security interests, pledges, and transfer restrictions, except for Permitted Encumbrances and any interest of Seller under any recorded memorandum of a Antenna Site Agreement.

          (b) To Seller's knowledge, (i) each Ground Lease lessor has good and marketable title to the subject Land, but Seller makes no further representation or warranty regarding any such lessor's title to any Land; (ii) each Ground Lease is in full force and effect and has not been modified or amended; (iii) Seller is in actual possession of the leased premises under each of the Ground Leases; (iv) Seller has paid the rent set forth in each of the Ground Leases on a current basis and there are no past due amounts; (v) except as expressly set forth in the Ground Leases, Seller is not obligated to pay any additional rent or charges to any of the Ground Lease lessors for any period subsequent to the Closing Date for such Ground Lease; and (vi) Seller has not received notice from or given notice to any Ground Lease lessor claiming that such Ground Lease lessor or Seller is in default under any of the Ground Leases, and, to the best of Seller's knowledge, there is no event which, with the giving of notice of the passage of time or both, would constitute such a default.

     3.3 Commitments. Except for the Tower Leases and Ground Leases identified
         -----------
in Schedules 1 and 2 and such Towers as are currently under construction at Existing Tower Construction Sites, and except for the Permitted Encumbrances, as of the applicable Closing Date, none of the Assets will be bound or affected by, whether or not in writing, any: (i) partnership or joint venture agreement; (ii) mortgage, deed of trust, or other security agreement; (iii) guaranty, suretyship, indemnification, or contribution agreement or performance bond; (iv) debt instrument, loan agreement, letter of credit arrangement, or other obligation relating to indebtedness for borrowed money or money loaned to another; (v) deed or other document evidencing an interest in or contract to purchase or sell real or personal property; (vi) franchise, dealership, distributorship, marketing, sales, agency, or other similar agreement; (vii) lease of real or personal property, whether as lessor, lessee, sublessor, or sublessee; (viii) contract containing a noncompetition covenant; (ix) any other contract or arrangement that involves either an unperformed commitment in excess of $25,000 or that terminates more than one year from the date hereof; or (x) any other agreement or commitment not made in the ordinary course of business or that is material to the Assets (all of the foregoing are collectively referred to as "Commitments").
       -----------

     3.4 No Violation; Restrictions, Required Licenses, Permits, etc.
         -----------------------------------------------------------

          (a) The execution, delivery and performance of this Agreement and the documents and other agreements to be delivered hereunder by the Seller and the consummation of the transactions contemplated thereby by the Seller will not (i) violate any provision of the Seller's Articles of Organization, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Seller is a party or by or to which it or any of its assets or properties may be bound or subject, as any of the foregoing relate to the Assets and Seller's ability to perform the Antenna Site Agreements, (iii) violate any order, judgment, injunction, award or decree of any governmental authority by which the Seller, or the assets, properties or business of such Seller are bound, as any of the foregoing relate to the Assets and Seller's ability to perform the Antenna Site Agreements, (iv) violate any law, or (v) violate or cause any revocation of or limitation on any license as any of the foregoing relate to the Assets and Seller's ability to perform the Antenna Site Agreements (A) that is necessary to the lawful conduct of its business or (B) the violation, revocation or limitation of which could reasonably be expected to have a material adverse effect on the Seller, its assets or its businesses.

          (b) Seller is not a party to, and none of the Assets is subject to or otherwise affected by, any Commitment or Applicable Law that will materially and adversely affect the Assets.

          (c) Seller has provided Purchaser copies of the licenses, franchises, permits, zoning variances, and other authorizations held by Seller in connection with the Assets that are in Seller's possession. Seller possesses all licenses, franchises, permits, zoning variances, and other authorizations necessary to own and operate the Assets. The Assets comply with all material Applicable Laws relating to land use and zoning.

     3.5 Taxes. Seller has paid all Taxes owed by it or otherwise owed with
         -----
respect to the Assets and Seller is not delinquent in the payment of any Tax except for Tax being contested in good faith by Seller and for which Seller has established adequate reserves and which are disclosed on Schedule 3.5. There is no Tax deficiency or delinquency asserted or threatened against Seller or the Assets except for Tax being contested in good faith by Seller and for which Seller has established adequate reserves; and there is no unpaid Tax owed by or to be collected by Seller (excluding Taxes not yet determined or assessed) that could be asserted by any Taxing Authority for which Purchaser may become liable as a result of the transactions contemplated by this Agreement or the liability for which might encumber the Assets after the Closing.

     3.6 Consents. Except for (a) the Consents identified on Schedules 1 and 2,
         --------
which have been obtained or which commercially reasonable efforts will be used by the parties to obtain before the First Closing, the Second Closing and each Future Closing, (b) the consent and authorization of the Board of Directors of Seller, which authorizations have been obtained, and (c) the consent of lenders to Seller, which consents shall be obtained within ten (10) business days of the date hereof, no Consent is required to authorize, or is required in connection with, the execution, delivery, or performance of this Agreement or related documents on the part of Seller.

     3.7 Financial and Tax Information. Schedule 3.7 sets forth Seller's good
         -----------------------------
faith estimate of information concerning the monthly income and Tower level expenses (e.g., Ground Lease rent, and Seller's good faith estimate of Taxes and other expenses attributable to the Assets, but excluding utilities and other costs of Purchaser that Seller cannot estimate) for the current twelve (12) month period; provided, however, that Seller is unable to estimate Purchaser's expenses from and after any of the Closings.

     3.8 Litigation. To Seller's knowledge, there is no Litigation against or
         ----------
affecting any of the Assets. Seller knows of no valid basis for any such Litigation. Seller is not subject to or in default of any Order.

     3.9 Environmental Matters. To the best of Seller's knowledge, neither
         ---------------------
Seller nor the Assets is in violation of, or subject to any investigation or dispute regarding any Environmental, Health and Safety Law. There is no fact or condition caused or known by Seller regarding the Assets that could lead to any environmental liability of Seller or Purchaser. Seller has materially complied with all Environmental, Health, and Safety Laws applicable to the Real Property, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, Seller has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations that are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables that are contained in, all Environmental, Health, and Safety Laws applicable to the Real Property. To Seller's knowledge, no Hazardous Materials have been placed on or in any Real Property or any structure thereon by Seller or, to the best knowledge of Seller, by any prior owner or user of any Real Property. To Seller's knowledge, no underground storage tanks for petroleum or any other substance, or underground piping or conduits are or, have previously been located on any Real Property. To the best knowledge of Seller, no other party has caused the release of or contamination by Hazardous Materials on the Real Property or otherwise violated any Environmental, Health and Safety Laws regarding the Real Property. Seller has provided Purchaser with all environmental studies, records and reports in its possession or control, and all correspondence with any governmental entities, concerning environmental conditions of the Real Property.

     3.10 Real Estate Matters. With respect to the Real Property:
          -------------------

          (a) (i) All Improvements are in material compliance with all Applicable Laws; (ii) to the best of Seller's knowledge, there is no structural or latent defect in such Improvements that has not been disclosed to Purchaser;
(iii) all Improvements have been maintained in accordance with normal industry practice; and (iv) to the best of Seller's actual knowledge, the Improvements are in working order adequate for normal operations, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they presently are used.

          (b) Seller has received no notice of, and Seller has no knowledge of, any pending or threatened litigation, condemnation, or sale in lieu thereof with respect to any portion of the Real Property relating to or arising out of the ownership of the Real Property by any governmental instrumentality. Seller has no knowledge of any proposed material increase in real property Taxes not a matter of public record. Seller has no information or knowledge of any change contemplated in any Applicable Laws that would have a material adverse effect upon any Real Property or its value.

          (c) To the best of Seller's knowledge, Seller currently has indefeasible, legal and practical access from the Real Property to existing public highways or public roads. There exists no fact or condition known to the Seller that will result in the termination or reduction of the current access from the Real Property to existing highways and roads, or to sewer or other utility services serving the Real Property. All utilities required for the operation of the Improvements enter the Real Property through adjoining public streets or, if they pass through an adjoining private tract, do so in accordance with valid easements. All utilities are installed and operating and all installation and connection charges have been paid in full.

          (d) The legal descriptions for the Real Property contained in the Ground Leases describe such parcels fully and adequately. The Improvements are located within the boundary lines of such legal descriptions (and, if applicable, Easements), and are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the Real Property is subject to "permitted non-conforming structure or use" or similar classifications). The Improvements do not encroach on any easement that may burden the Land.

          (e) To the best of Seller's knowledge, the Real Property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained.

          (f) All Improvements have received all approvals of governmental authorities required in connection with the ownership or operation thereof and have been operated and maintained in accordance with Applicable Laws.

          (g) There are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the of Real Property, except for the Tower Leases and Ground Leases described in Schedules 1 and 2. There are no parties (other than Seller) in possession of the Real Property, except tenants under Tower Leases disclosed in Schedules 1 and 2.

          (h) Schedules 1 and 2 describe briefly all Ground Leases held by Seller in connection with the Assets.

     3.11 Antenna Site Agreements. The Antenna Site Agreement for each site (i)
          -----------------------
has been or will at the applicable Closing be duly executed and delivered by Seller and (ii) constitutes, or upon such execution and delivery at each Closing will constitute, the legal, valid, and binding obligation of Seller enforceable in accordance with its terms, subject to applicable bankruptcy and other laws affecting creditors' rights generally. Seller has read and fully understands each Antenna Site Agreement.

     3.12 Brokers' Fees. Seller has no liability or obligation to pay any fees,
          -------------
commissions, or other compensation to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated, except for fees due to Bear, Stearns & Co. Inc., which shall be paid by Seller at each of the Closings, including Future Closings.

     3.13 Compliance with Laws; Approvals. The Assets materially comply with all
          -------------------------------
applicable laws, rules and regulations, including without limitation, the regulations of the FCC and FAA. Seller has received all government approvals, licenses and permits necessary to operate the Assets.

     3.14 Disclosure. The representations and warranties contained in this
          ----------
Article III do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading. Copies of all documents furnished by or on behalf of Seller to Purchaser are complete and accurate in all material respects.

     3.15 Mechanics' Liens. On the applicable Closing Date, there will be no
          ----------------
outstanding contracts made or authorized by Seller for the Improvements or any other work or services to the Assets being transferred at a particular Closing, including without limitation professionals such as architects, engineers and planners, which have not yet been fully satisfied and paid for.

              ARTICLE IV-REPRESENTATION AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Seller (and re-asserts such representations and warranties at each Closing) the following:

     4.1 Organization and Good Standing; Power and Authority; Authorization and
         ----------------------------------------------------------------------
Validity. Purchaser is a corporation, duly organized, validly existing, and in
--------
good standing under the laws of the State of Florida, with all requisite powers and authority to carry on the business in which it is engaged and to own the properties it owns. Purchaser has full power and authority to execute, deliver, and perform its obligations under this Agreement and all other agreements and documents it is or will be executing in connection with this Agreement and the transactions contemplated hereby. This Agreement and each other agreement, instrument and document contemplated by this Agreement have been or will be duly executed and delivered by Purchaser and constitute, or upon execution and delivery will constitute, legal, valid, and binding obligations of Purchaser, enforceable in accordance with their terms.

     4.2 No Conflict. The execution, delivery and performance of this Agreement
         -----------
and the documents and other agreements to be delivered hereunder by the Purchaser and the consummation of the transactions contemplated thereby by the Purchaser will not (a) violate any provision of the Purchaser's articles of incorporation, (b) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Purchaser is a party or by or to which it or any of its assets or properties may be bound or subject, (c) violate any order, judgment, injunction, award or decree of any governmental authority by which the Purchaser, or the assets, properties or business of such Purchaser are bound,
(d) violate any law, or (e) violate or cause any revocation of or limitation on any license (i) that is necessary to the lawful conduct of its business or (ii) the violation, revocation or limitation of which could reasonably be expected to have a material adverse effect on the Purchaser, its assets or its businesses.

     4.3 Consents. To Purchaser's knowledge, except for the authorization of the
         --------
Boards of Directors of SBA Properties, Inc. and SBA Communications Corporation for the Purchaser to execute and deliver this Asset Purchase Agreement and consummate the transactions contemplated herein, which authorizations have been obtained, no Consent is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions hereunder.

     4.4 Brokers. Purchaser shall be solely responsible for any agent, broker or
         -------
other person that it has engaged or will engage to act pursuant to the express or implied authority of such Purchaser and that is or may be entitled to a commission or broker's or finder's fee in connection with this Agreement or otherwise with respect to the sale of the Assets, except for fees due to Bear, Stearns & Co. Inc., which shall be paid by Seller at each of the Closings, including Future Closings.

     4.5 Financial Qualifications. Purchaser represents and warrants to Seller
         ------------------------
that at and after Closing Purchaser will have the financial ability to perform Purchaser's obligations under this Agreement. Moreover, as of the date of this Agreement, Purchaser has adequate cash, cash equivalents or availability under its credit facilities to borrow sufficient sums to pay the Closing Price for the First Closing.

     4.6 Solvency. Purchaser is, and after giving effect to this Agreement and
         --------
the transactions contemplated hereunder will be, solvent and is not subject to any voluntary or involuntary proceedings in bankruptcy, reorganization, dissolution or liquidation or to any assignment for the benefit of creditors, and no trustee, receiver or liquidator has been appointed for Purchaser.

     4.7 Disclosure. No representation, warranty or statement of Purchaser
         ----------
contained in this Agreement, in any schedule or exhibit, or any agreement or document delivered under this Agreement or in connection herewith contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading. Copies of all documents furnished by or on behalf of Purchaser to Seller are complete and accurate in all material respects. There is no fact that Purchaser has not disclosed to Seller that could reasonably be expected to have a material adverse effect on Purchaser, its businesses or its assets.

     4.8 Litigation. To Purchaser's knowledge, there is no material Litigation
         ----------
that could have an effect on any of the Assets or Purchaser's ability to comply with the terms and conditions of this Agreement. Purchaser knows of no valid basis for any such Litigation. Purchaser is not subject to or in default of any Order that could affect its obligations hereunder or with respect to any of the Assets.


                               ARTICLE V-COVENANTS

     5.1 Cooperation. Each party shall use commercially reasonable efforts to:
         -----------
(a) take all action and do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Articles VI and VII, as applicable), (b) proceed promptly to make or give the necessary applications, notices, requests, and filings to obtain the Consents necessary to consummate the transactions contemplated by this Agreement; (c) cooperate with and keep the other party informed in connection with this Agreement; and (d) take such actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and diligently attempt to satisfy all conditions precedent that it is obligated to satisfy in order to close the transactions contemplated by this Agreement.

     5.2 Confidentiality. Purchaser and Seller shall cause all information
         ---------------
obtained by them in connection with this Agreement or the negotiation hereof to be treated as proprietary and confidential (other than information that is public knowledge) and shall not use or disclose, except as may be required by law, or knowingly permit others to use or disclose, any such information in a manner detrimental to Purchaser or Seller, as the case may be, and, if the transactions contemplated by this Agreement are not consummated, will return all such information to the provider. Notwithstanding the foregoing the parties shall issue a mutually acceptable press release describing the transactions contemplated pursuant to this Agreement.

     5.3 Conduct of Business Before Closing Date. During the period pending the
         ---------------------------------------
Closing or earlier termination of this Agreement, except as otherwise permitted or required by this Agreement, Seller shall: (a) conduct the operations of the Assets in the ordinary and usual course and use its reasonable efforts to maintain and preserve intact its business organization and relationships; (b) notify Purchaser of any emergency or other material change in the normal course of operations of the Assets and of any pending or threatened governmental complaints, investigations, or hearings (communications indicating that the same may be contemplated) that would be material to the Assets; (c) not solicit, initiate or encourage, or authorize, directly or indirectly, any inquiry or proposal for the acquisition of all or any material part of the Assets, or enter into negotiations for any such proposal, or provide any person with information or assistance in furtherance of any such inquiry or proposal, and promptly notify Purchaser of all inquiries or proposals received with respect to such matters; (d) take no action that, or omit to take any action that the failure to take which, would cause or permit the Seller's representations and warranties in this Agreement to be untrue in any material respect at the Closing; (e) maintain existing insurance coverage for the Assets; (f) not mortgage, pledge, or otherwise encumber, or lease any of the Assets except for the Existing Tower Construction Sites and the Future Towers; (g) not accelerate, modify, or cancel any Tower Lease or Ground Lease, or any other agreement or license constituting a part of the Assets, except to the extent reasonably necessary to enforce Seller's rights thereunder; (h) not enter into any other commitment or transaction that is material to this Agreement or to the transactions contemplated hereby or that will materially and adversely affect the Assets; and
(i) use commercially reasonable efforts to obtain any Consent, that are required to consummate the Seller's obligations contemplated by this Agreement.

     5.4 Access. During the period from the date hereof to the applicable
         ------
Closing Date or earlier termination of this Agreement, Seller shall permit Purchaser and its authorized representatives reasonable access to (during normal business hours) all of the Assets of Seller and furnish Purchaser all documents, records, and information as Purchaser may reasonably request, to permit Purchaser to become familiar with the Assets. In connection therewith, upon reasonable notice to Seller, Purchaser, its agents and representatives, shall have the right to enter into the Real Property prior to Closing hereunder for purposes of conducting surveys, tests, market studies, and such other tests, investigations, studies and/or inspections as reasonably Purchaser deems necessary or desirable to evaluate the Assets. Purchaser shall bear all costs, expenses and risks associated with any such inspection, and shall indemnify Seller from all Damages incurred by Seller resulting therefrom.

     5.5 Notice of Material Change. Seller shall supplement or amend the
         -------------------------
Schedules hereto to disclose the occurrence of any event or the existence of any state of facts that: (a) if known or in existence at any time before the Closing, would have been required to have been set forth in a Schedule; or (b) would make any of Seller's representations and warranties materially untrue.

     5.6 Seller's Employee Benefits. Purchaser will have no obligation to
         --------------------------
provide continuation coverage or any Employee Benefits to any employee or former employee of Seller, or to any of their dependents.

     5.7 Post Closing Audits. Seller will cooperate reasonably with Purchaser
         -------------------
and will make accessible to Purchaser and Purchaser's accountants Seller's financial books and records regarding the Assets in connection with any audits of Purchaser or its business pertaining to financings done by Purchaser after the Closing.

     5.8 Legal Descriptions. No later than ten (10) days after the date of this
         ------------------
Agreement, Seller will provide to Purchaser, and all surveyors and title insurers retained to provide Title Insurance Policies (defined in Section 5.9) and Surveys (defined in Section 6.6) hereunder complete, accurate, valid, and legally sufficient legal descriptions for each parcel of Real Property, and describing the entire owned or leased area necessary for the operation of one or more Towers on the subject site.

     5.9 Title Insurance. Within ten (10) days after provision of the legal
         ---------------
descriptions referenced in Section 5.8, Purchaser shall request, at Purchaser's option and expense, with respect to each parcel of Real Property, an ALTA Ground Lessee's Title Insurance Commitment (or equivalent acceptable to Purchaser), to be issued by a title insurer mutually acceptable to the parties, in such amount as Purchaser may determine to be the fair market value of such Real Property (including all Improvements located thereon), insuring title to such Real Property (or if applicable, leasehold interest pursuant to a recorded Ground Lease) to be in Purchaser as of the Closing, subject only to the Permitted Encumbrances and such other title exceptions as are acceptable to Purchaser ("Title Insurance Policies"). Purchaser shall act in good faith in attempting to
  ------------------------
procure Title Insurance Policies. Each Title Insurance Policy delivered hereunder shall, when issued (A) insure title to the Real Property (or, if applicable, ground leasehold interest therein) and all recorded easements and servitudes benefiting such Real Property (or, if applicable, ground leasehold interest therein), (B) insure over the general exceptions contained customarily in such policies (Seller will provide all customary title, lien and possession affidavits required by the title insurer to accomplish the foregoing), (C) insure that the Real Property described in the title insurance policy is the same Real Property as shown on the Survey delivered with respect to such Real Property, (D) insure that there is unencumbered access to the Real Property, and
(E) if the Real Property consists of more than one record parcel, insure that all of the record parcels are contiguous to one another.

     5.10 Ground Leases. For each Ground Lease, Seller shall use commercially
          -------------
reasonable efforts to assist Purchaser in procuring, in form and substance satisfactory to Purchaser and the issuer of the Title Insurance Policies, the following: (a) a recordable form of such Ground Lease (or memorandum thereof) if the Ground Lease has not been recorded in the appropriate public records; and
(b) any estoppel agreement as described in Section 6.8 hereof.

     5.11 Exclusivity. Except with respect to any Towers that Purchaser has
          -----------
excluded pursuant to Section 2.6 hereof, during the period from the date hereof through the Expiration Date, or earlier termination of this Agreement, Seller shall not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to the acquisition of all or any portion of the Assets, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, or assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity to do or seek any of the foregoing.

     5.12 Further Assurances. In case at any time after the Closing any further
          ------------------
action is necessary to carry out the purposes of this Agreement, each of the parties shall take such further action (including the execution and delivery of such further instruments and documents) as the other party may reasonably request, all the sole cost and expense of the requesting party, unless the requesting party is entitled to indemnification therefor hereunder.

     5.13 Acquisition of Future Towers. The terms and conditions of this Section
          ----------------------------
5.13 shall apply only if Purchaser's Financing Condition has been met, Purchaser has secured financing adequate to purchase the Future Towers and Purchaser has made the Future Towers Deposit.

          (a) Until December 31, 2001 (the "Expiration Date"), Seller shall have
                                            ---------------
the obligation to sell to Purchaser and Purchaser shall have the option to purchase from Seller, in groups of at least twenty-five (25), unless the parties agree to a lower number (in either instance, the "Minimum Number"), and in the
                                                  --------------
aggregate of the lesser of (i) such Future Towers as Seller has completely constructed from the date of this Agreement through and including December 31, 2001, or (ii) one hundred (100) Future Towers constructed by Seller and to assign ground leases of related premises so long as, with respect to each of the Future Towers, the (i) conditions established in Article VI hereof are satisfied; and (ii) the Future Towers do not materially differ, on average, from the Tower Criteria.

          (b) With respect to Purchaser's option to purchase Future Towers, Purchaser must within ten (10) business days of Seller's offer to Purchaser: (i) elect not to exercise the option, (ii) exercise the option with respect to all of such Future Towers, or (iii) exercise the option with respect to certain but not all of the Future Towers offered to the Purchaser; provided, however, that Purchaser may not exclude more than fifteen (15) of all of the Future Towers that meet the Tower Criteria that are offered to the Purchaser. If Purchaser excludes more than fifteen (15) Future Towers, Seller may, in its sole discretion, cancel and withdraw the offer relating to such Future Towers in its entirety and Seller shall retain all rights with respect to such Future Towers, including without limitation the right to continue operating any of such Future Towers and/or to sell any such Future Tower or Future Towers to a third party. If Purchaser elects not to exercise its option, the Future Towers Deposit shall be refunded to Purchaser and neither party shall have any further obligations to the other, except as expressly provided to the contrary in this Agreement, exhibits and related documents.

          (c) Purchaser shall not be required to consummate any purchase until at least the Minimum Number of Towers satisfying the requisite conditions have been constructed for sale to Purchaser. Before commencing construction of any Future Towers for sale to Purchaser hereunder, Seller shall provide Purchaser fifteen (15) days prior written notice, which notice shall include copies of all plans, specifications and other documents regarding the Future Towers and the construction thereof that Purchaser reasonably deems appropriate. Purchaser shall have the opportunity to comment on such plans, specifications and other documents and seek modifications thereto; provided, however, that any such modifications implemented by Seller shall be at Purchaser's sole cost and responsibility and Purchaser agrees to pay such costs when and as invoiced, regardless of whether Purchaser ultimately takes possession of such Tower(s).

     5.14 Tower Construction. Seller shall proceed in a commercially reasonable
          ------------------
manner to, and in any event shall, no later than the Closing Date for the Second
Closing: (a) complete construction of a Tower on each of the locations identified on the attached Schedule 5.14 (each, an "Existing Tower Construction
                                                    ---------------------------
Site"); (b) convey, assign and transfer to Purchaser, free and clear of all
----
liens and encumbrances other than Permitted Encumbrances, and pursuant to such documentation as is reasonably satisfactory to Purchaser, each such Tower and ground lease; and (c) satisfy all conditions set forth in Article VI hereof with respect to each such Tower and ground lease. Notwithstanding the foregoing, should Seller be unable to complete construction of the Existing Tower Construction Sites by the aforementioned date due, the time for performance of the foregoing obligations of Seller shall be extended for a period of time reasonably necessary under the circumstances; provided, however, that any such extended Existing Tower Construction Sites shall not count as a terminated Tower as contemplated by Section 2.6 or Article VI hereof.

     5.15 HSR Act Compliance. If Purchaser or its counsel determine that the
          ------------------
parties are required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act (the "HSR Act") in connection with this Agreement, the parties shall use
          -------
best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith. Purchaser shall pay any filing fee required in connection therewith.

     5.16 Condition of Assets; Intended Use.
          ---------------------------------

          (a) Prior to each of the Closings, Purchaser will have inspected the Assets to be sold at such Closing and, except for representations and warranties to the contrary contained in this Agreement and subject to Section 2.6 hereof, Purchaser will accept such Assets "AS IS" and "WHERE IS."

          (b) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY GIVEN IN THIS AGREEMENT, NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, HAS BEEN MADE BY OR ON BEHALF OF THE SELLER WITH RESPECT TO THE CONDITION OF THE ASSETS OR THE PRESENT OR FUTURE SUITABILITY THEREOF FOR ANY INTENDED USE BY PURCHASER.

          (c) Seller makes no warranty, express or implied, regarding the commercial suitability of the Assets for Purchaser's intended use. Purchaser acknowledges that Purchaser's knowledge of its intended commercial activity is equal or superior to that of Seller, and consequently Seller cannot offer, and have not offered, any warranty, express or implied, with regard to Purchaser's intended commercial use of the Assets.

     5.17 Nonassignable Contracts. (a) Notwithstanding anything to the contrary
          -----------------------
in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Tower or any governmental approval, instrument, contract, lease, warranty, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without a required approval or Consent would constitute a breach or violation thereof or affect adversely the rights of the Seller or the Purchaser.

          (b) Seller and Purchaser shall continue to use all reasonable efforts to obtain any such approval or Consent until such time as such Consent or approval has been obtained, and Seller will cooperate with Purchaser (it being understood that such efforts shall not include any requirement of Seller or Purchaser to expend money or grant any financial accommodation (other than its own reasonable fees and expenses of counsel and advisors), unless the Purchaser has agreed to reimburse Seller or such Subsidiaries therefor) to provide that the Purchaser shall receive the interest of Seller in the benefits under (and to the extent permitted by) any such instrument, contract, lease, warranty or permit or other agreement or arrangement. In addition, Seller shall take such other actions (at Purchaser's expense) as may reasonably be requested by Purchaser in order to place Purchaser, insofar as reasonably possible, in the same position as if such governmental approval, instrument, contract, lease, warranty, permit or other agreement or arrangement had been transferred as contemplated hereby and so all the benefits and burdens relating thereto shall inure to and be assumed by the Purchaser from and after the applicable Closing Date. If and when such Consents and approvals are obtained, the transfer of the applicable governmental approval, instrument, contract, lease, warranty, permit or other agreement or arrangement shall be effected in accordance with the terms of this Agreement; provided, however, that until such time, the Tower at issue shall not count as a terminated Tower as contemplated by Section 2.6 or Article VI hereof.

     5.18 Casualty Sites. (a) In the event that prior to one of the Closings,
          --------------
Seller or Purchaser discovers that a Tower constitutes a Casualty Site, Seller or Purchaser, as the case may be, shall promptly inform the other party. If a Tower is deemed a Casualty Site, Seller shall, in its sole discretion, elect one of the following options with respect to each such Casualty Site: (i) Seller may elect to exclude any Casualty Site from the Assets to be transferred pursuant to this Agreement, and such exclusion shall not count against the total number of Current Towers that Purchaser may exclude; or (ii) Seller may repair the Tower so as to bring the condition of such Tower to the condition that it was in immediately prior to the event or occurrence of casualty causing such Tower to be designated as a Casualty Site, or, in lieu thereof, pay Purchaser at the relevant Closing the amount reasonably determined by Seller and agreed to by Purchaser, such agreement by Purchaser not to be unreasonably withheld, delayed or conditioned, to be required to repair the Tower in the manner described above.

          (b) With respect to each Casualty Site, if Seller does not repair the Tower or pay Purchaser to repair the Tower pursuant to this Section 5.18 prior to the Expiration Date, then, in each such case, such Casualty Site shall be treated as if Seller had elected to exclude such Casualty Site from the Assets to be conveyed hereby; provided, however, that the Tower at issue shall not count as a terminated Tower as contemplated by Section 2.6 or Article VI hereof.

     5.19 Zoning Inquiries. Seller shall permit Purchaser to contact any
          ----------------
Governmental Authority about the Assets' compliance with Applicable Laws; provided, however, that any Towers that Purchaser excludes on the basis of information learned in the course of such inquiry shall count as a terminated Tower as contemplated by Section 2.6 or Article VI hereof.

                   ARTICLE VI-PURCHASER'S CONDITIONS PRECEDENT

     The obligations of Purchaser to close on a particular Tower site are subject to the fulfillment as to such Tower site (subject to Section 2.6) and related Assets at the applicable Closing of each of the following conditions (with respect to such Closing):

     6.1 Representations and Warranties. Each representation and warranty of
         ------------------------------
Seller contained herein (irrespective of any knowledge qualifier contained therein) shall be true and correct in all material respects as of the Closing, subject to any changes expressly contemplated by this Agreement.

     6.2 Covenants. Seller shall have performed and complied with all covenants
         ---------
or conditions required to be performed and complied with by Seller at or before the Closing. In addition, (a) the parties shall have received full clearance to proceed with the transaction contemplated herein if the parties determined that it was necessary to file under the HSR Act and (b) Purchaser shall be reasonably satisfied that it will have no obligation to continue coverage or any Employee Benefits to an employee of Seller as described in Section 5.6. In addition, Purchaser shall not be obligated to close on a Tower if such Tower may not be conveyed to Purchaser in light of the covenants described in Section 5.17 regarding non-assignable contracts or such Tower constitutes a Casualty Site.

     6.3 Proceedings. No Litigation or Order shall have been threatened,
         -----------
instituted, or entered to restrain or prohibit the consummation of this Agreement.

     6.4 No Material Adverse Change. There shall have occurred no material
         --------------------------
adverse undisclosed condition or material adverse change in the Assets or in the financial condition of the Seller or its ability to fulfill its obligations under this Agreement or the Antenna Site Agreements.

     6.5 Consents. All Consents necessary to consummate the transactions
         --------
contemplated hereby shall have been procured.

     6.6 Legal Descriptions, Surveys and Title Policies. Purchaser shall have
         ----------------------------------------------
been provided for each Real Property parcel and each Easement reasonably deemed necessary by Purchaser: (a) a legal description conforming to the requirements of Section 5.8; and (b) if Purchaser so elects, a Title Insurance Policy. Also, Purchaser shall have obtained a current survey of each Real Property parcel certified to Purchaser, prepared by a licensed surveyor and including a surveyor certificate and other matters reasonably satisfactory to Purchaser (the "Surveys"). Each Survey shall include and depict the legal description corresponding to the Title Insurance Policy for the subject Real Property, and shall disclose the location of all Improvements, easements, roadways, utility lines, and other matters shown customarily on such Surveys, and shall show access affirmatively to public streets and roads. The Surveys and Title Insurance Policies shall be provided at Purchaser's sole expense.

     6.7 Lease Documentation. The Antenna Site Agreements, all Ground Leases
         -------------------
(and recordable memoranda thereof) and all Tower Leases, shall have been executed by all necessary or appropriate parties and delivered to Purchaser and Seller shall have delivered to Purchaser any and all documents and instruments contemplated by this Agreement.

     6.8 Estoppel and Consent. Purchaser shall have obtained from each Ground
         --------------------
Lease lessor, and if applicable, mortgagee, on any Real Property parcel to be Ground Leased to Purchaser a recordable estoppel and, if required under such Ground Lease, consent agreement in form reasonably satisfactory to Purchaser. Purchaser also shall have received from any other person or entity holding an interest in the Real Property parcel documentation reasonably satisfactory to Purchaser confirming Purchaser's right to operate the Assets thereon, free and clear of any lien, security interest, easement, or other restriction, except for Permitted Encumbrances.

     6.9 Easements. Purchaser shall have been granted or assigned, in recordable
         ---------
form, all applicable access and guy wire Easements for each Real Property parcel.

     6.10 Certificate. Purchaser shall have received the Seller's certificate
          -----------
from Seller dated the applicable Closing Date, in a form reasonably acceptable to Purchaser, which certificate shall, among other things, update Seller's representation and warranties under Article III hereof.

     6.11 Release of Seller Indebtedness. At or prior to each of the Closings,
          ------------------------------
Seller shall cause either to be paid off, released of record, bonded off or insured over by the relevant title insurer any mortgages, deeds of trust, deeds to secure debt or similar security instruments (collectively, "Indebtedness")
                                                               ------------
which encumber Seller's title to the Assets to be transferred at such Closing and secure indebtedness for borrowed money owing by Seller or any Affiliate of Seller or represent capitalized lease obligations of Seller or any Affiliate of Seller.

     6.12 Title Policies. Each Title Insurance Policy that Purchaser opts to
          --------------
procure pursuant to Section 5.9 shall, when issued (A) insure title to the Real Property (or, if applicable, ground leasehold interest therein) and all recorded easements and servitudes benefiting such Real Property (or, if applicable, ground leasehold interest therein), (B) insure over the general exceptions contained customarily in such policies (Seller will provide all customary title, lien and possession affidavits required by the title insurer to accomplish the foregoing), (C) insure that the Real Property described in the title insurance policy is the same Real Property as shown on the Survey delivered with respect to such Real Property, (D) insure that there is unencumbered access to the Real Property, and (E) if the Real Property consists of more than one record parcel, insure that all of the record parcels are contiguous to one another.

     6.13 Ground Leases. With respect to each of the Ground Leases, the
          -------------
Purchaser shall have received (a) a recordable form of such Ground Lease (or memorandum thereof) if the Ground Lease has not been recorded in the appropriate public records; and (b) the Estoppel Agreement. In addition, each Ground Lease to be assigned to Purchaser under this Agreement (i) shall have at least fifteen
(15) years remaining under the term, which may include extension terms not yet exercised, provided that, under the terms of such lease, the extensions are either automatic or exercisable at the tenant's option and in no event may any other Person (other than the tenant) be entitled to prevent, refuse or nullify the exercise of such extension, unless the tenant is in default; and (ii) shall permit Purchaser to co-locate additional Tenants on the Tower and buildings on the Land without the requirement to obtain the approval or consent of any other Person and without the requirement to pay additional money to any other Person.

     6.14 All Conditions Satisfied. All actions required to be taken by Seller
          ------------------------
in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required from Seller to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Purchaser.

     6.15 Financing Condition. The foregoing notwithstanding, Purchaser's
          -------------------
obligations to close on any Towers other than the initial 127 Towers included in the First Closing shall be expressly subject to meeting the Purchaser's Financing Condition.


                   ARTICLE VII- SELLER'S CONDITIONS PRECEDENT

     The obligations of Seller are subject to fulfillment at or before each Closing of each of the following conditions (with respect to such Closing):

     7.1 Representations and Warranties. Each representation and warranty of
         ------------------------------
Purchaser contained herein (irrespective of any knowledge qualifier contained therein) shall be true and correct in all material respects as of the applicable Closing, subject to any changes expressly contemplated by this Agreement.

     7.2 Covenants. Purchaser shall have performed and complied with all
         ---------
covenants or conditions required to be performed and complied with by it at or before the applicable Closing.

     7.3 Proceedings. No Litigation or Order shall have been entered to restrain
         -----------
or prohibit the consummation of this Agreement.

     7.4 Consents. All Consents necessary to consummate the transactions
         --------
contemplated at such Closing shall have been procured.

     7.5 Certificate. Seller shall have received the Purchaser's certificate
         -----------
from Purchaser dated the applicable Closing Date, in a form reasonably acceptable to Seller, which certificate shall, among other things, update Purchaser's representation and warranties as stated herein.

     7.6 All Conditions Satisfied. All actions required to be taken by Purchaser
         ------------------------
in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required from Purchaser to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller.

     7.7 Nondisturbance Agreement. To the extent that Purchaser's lenders seek
         ------------------------
to encumber any of the Assets transferred hereunder, Purchaser shall procure from the secured party in whose favor such encumbrance shall be given, an agreement not to disturb Seller's quiet enjoyment.

                     ARTICLE VIII-INDEMNIFICATION; REMEDIES

     8.1 Indemnity.
         ---------

         (a) Subject to the terms and conditions of this Article VIII, Seller hereby agrees to indemnify, defend, and hold harmless Purchaser and its officers, directors, shareholders, agents, and attorneys for, from, and against all Damages asserted against or incurred by any of them by reason of or resulting from: (i) a breach by Seller of any representation, warranty, or covenant made by it herein or in any agreement executed pursuant hereto, and
(ii) the operation and ownership of the Assets prior to the applicable Closing Date.

         (b) Subject to the terms and conditions of this Article VIII, Purchaser hereby agrees to indemnify, defend, and hold harmless Seller and its officers, directors, partners, agents, members, managers, and attorneys for, from, and against all Damages asserted against or incurred by any of them by reason of or resulting from: (i) a breach by Purchaser of any representation, warranty, or covenant made by it herein or in any agreement executed pursuant hereto; (ii) the Assumed Commitments from and after the Closing Date; and (iii) the operation and ownership of the Assets from and after the Closing Date unless such Damages are the direct result of the acts or omissions of Seller that occurred or did not occur, as the case may be, prior to the applicable Closing Date and continued as acts or omissions thereafter.

         (c) Notwithstanding anything to the contrary in this Agreement, the Seller shall be required to indemnify, defend, and hold harmless Purchaser and its officers, directors, shareholders, agents and attorneys for Damages or otherwise only up to a cumulative aggregate maximum of 10% of the sum of the Closing Prices for all Closings, unless such Damages result from fraud or intentional misrepresentation by Seller, in which case no such limitation shall apply. Notwithstanding anything to the contrary in this Agreement, Purchaser shall be required to indemnify and hold harmless Seller and its officers, directors, shareholders, agents and attorneys for Damages or otherwise only up to a cumulative aggregate maximum 10% of the sum of the Closing Prices for all Closings.

         (d) Seller shall not be required to indemnify Purchaser and its officers, directors, shareholders, agents and attorneys for damages or otherwise with respect to any claim, liability or loss unless the amount of the aggregate Damages arising in connection therewith from the same or different facts exceeds either (i) the cumulative aggregate maximum of 1% of the Purchase Price for each Tower or (ii) Seventy-Five Thousand and No/100 Dollars ($75,000.00) for a particular Tower; provided, however, that the foregoing shall not be applicable to Seller's obligation to make payments under the Antenna Site Agreements. The foregoing notwithstanding, until Purchaser has confirmed that all Conditions Precedent contained in Article VI of this Agreement have been satisfied in accordance with Section 2.6 hereof, the foregoing thresholds shall not apply and, instead, Seller shall not be required to indemnify Purchaser and its officers, directors, shareholders, agents and attorneys for damages or otherwise with respect to any claim, liability or loss unless the amount of the aggregate Damages arising in connection therewith from the same or different facts relating to a particular Tower exceeds Five Thousand and No/100 Dollars with respect to such particular Tower.

     8.2 Indemnification Conditions. The indemnification obligations and
         --------------------------
liabilities provided for herein are subject to the following terms and conditions:

         (a) Within 30 days after receipt of notice of commencement of any action after the written assertion of any third party claim, the party seeking indemnification (the "Indemnitee") shall give the party providing indemnification (the "Indemnitor") written notice thereof together with a copy of such claim, and the Indemnitor shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the Indemnitee may participate in the defense with counsel of its own choice and at its own expense.

         (b) If the Indemnitor by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent default judgment) does not elect to defend against such claim, the Indemnitee will have the right to undertake the defense, compromise, or settlement of such claim on behalf of and for the account and risk and expense of the Indemnitor. The Indemnitor shall advance payment for such expenses as they are incurred by the Indemnitee within 10 days after request therefor.

         (c) Notwithstanding anything to the contrary, the Indemnitor shall not settle any claim without the consent of the Indemnitee unless such settlement involves only the payment of money and the claimant provides to the Indemnitee a release from all liability regarding the claim; provided, however, that Purchaser must consent to the settlement of an indemnity claim that involves only the payment of money by Seller as Indemnitor that is either below the minimum Damages threshold described in Section 8.1(d) or above the maximum permitted in Section 8.1(c).

     8.3 Specific Performance and Other Remedies. Each party acknowledges that
         ---------------------------------------
its refusal to consummate the transactions contemplated hereby will cause irrevocable harm to the other, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, each party shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief, without being required to post bond or other security. The remedies provided in this Article VIII shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.

     8.4 Reliance on and Survival of Representations, Warranties, and Covenants.
         ----------------------------------------------------------------------
Notwithstanding any investigation by any party, or any information obtained pursuant thereto, each party shall be entitled to rely upon the representations and warranties of the other party contained in this Agreement or any related agreement as to compliance with or performance of any covenants made and as to satisfaction of any conditions precedent. All representations and warranties in this Agreement or in any related agreement, schedule, exhibit, or other instrument delivered by or on behalf of a party pursuant hereto, the covenants of the parties and indemnification obligations of the parties hereto relating thereto shall survive and continue in effect for a period of eighteen (18) months after each of the Closings with respect to any matters that relate to such Closing, subject to any applicable statutes of limitation, except for representations and warranties regarding Seller's title to Assets and Tax matters and Purchaser's covenants regarding the Assumed Commitments, which representations, warranties and covenants shall continue in effect indefinitely after the date of this Agreement until expiration of the applicable statutes of limitation period. Notwithstanding the foregoing, with respect to any claim made by any party hereto in writing specifying such claim on or before expiration of the eighteen (18) month period or applicable statutes of limitation, as the case may be, the representations and warranties that are the subject of such claim and the indemnification obligations with respect thereto shall continue in effect insofar as they relate or allegedly relate to the claim, until the claim is finally resolved.


                             ARTICLE IX-TERMINATION

     9.1 Termination by Purchaser. Purchaser may terminate this Agreement (in
         ------------------------
whole or in part, as applicable) by written notice to the Seller, whereupon the Deposit, the Second Deposit, if paid, and the Future Towers Deposit, if paid, shall be returned to Purchaser together with interest thereon:

         (a) if any condition precedent to its obligation to close stated in
Article VI has not been fulfilled by the scheduled Closing Date;

         (b) if Seller has failed to comply with any material term or condition of this Agreement and such failure is not cured by the applicable Closing Date, or Seller has provided

Purchaser with materially inaccurate or misleading information or has failed to disclose fully to Purchaser any material information about the Assets requested by Purchaser;

         (c) if a material adverse undisclosed condition or material adverse change in the Assets or a material adverse change in the ability of Seller to carry out any obligation under this Agreement has been discovered or has occurred after the date hereof and before Closing and Seller has not cured such condition or adverse change by the applicable Closing Date;

         (d) as to specified Assets, provided the requirements of Section 2.6 and/or Article VI for such termination by Purchaser are satisfied and Seller has not cured the applicable circumstance or condition by the applicable Closing Date; or

         (e) for any reason other than a default by Purchaser if the Closings have not occurred in accordance with Article II hereof.

     9.2 Termination by Seller. Seller may terminate this Agreement by written
         ---------------------
notice to Purchaser if any of the following events occur and the occurrence of such event is attributable to the act or omission of Purchaser, whereupon the Deposit, the Second Deposit, if paid, and the Future Towers Deposit, if paid, shall be forfeited by Purchaser and shall be paid in full to Seller:

         (a) any of the conditions precedent to its obligation to close stated in Article VII have not been fulfilled by the scheduled Closing Date and such failure results from the act or failure to act of Purchaser;

         (b) Purchaser has failed to comply with any material term or condition of this Agreement and such failure is not cured by the applicable Closing Date; or

         (c) for any reason resulting from the act or failure to act of Purchaser if the Closings have not occurred in accordance with Article II hereof.

     9.3 Exclusion of Certain Towers. Purchaser shall have the option to exclude
         ---------------------------
from the Assets, and terminate this Agreement as to, any Assets with respect to which all conditions precedent to Purchaser's obligations to acquire a specific Tower have not been satisfied as of the Closing. Notwithstanding the foregoing, if pursuant to Article VI or Section 2.6 hereof, Purchaser elects to terminate with respect to an aggregate of either (i) nineteen (19) Towers to be conveyed at the First Closing, or (ii) at least forty-five (45) of the Current Towers in the First or Second Closings, Seller may terminate this Agreement as to all Assets, including Current Towers and Future Towers, not previously conveyed.


                             ARTICLE X-MISCELLANEOUS

     10.1 Amendment. This Agreement may be amended or changed only in writing
          ---------
executed by the party against which enforcement of the amendment, modification or change is sought.

     10.2 Assignment. Neither this Agreement nor any right created hereby is
          ----------
assignable by either party hereto, except by a party to an Affiliate, a direct or indirect wholly owned subsidiary of such party, or a party which acquires through merger, stock purchase or a purchase of substantially all of the assets of such party; provided, however, that any such assignment shall not relieve the assignor from its obligations hereunder. This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, estates, devisees, successors and permitted assigns.

     10.3 Amendments; Remedies. All rights and remedies of the parties hereunder
          --------------------
are cumulative, and are not exclusive of any rights or remedies provided by law or in equity, and may be pursued singularly, successively, or together, and may be exercised as often as the occasion therefor shall arise.

     10.4 Notices. Any notice or other communication to be given under this
          -------
Agreement by any party to any other party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same-day local courier service, or (d) delivered by facsimile transmission, to the address set forth below, or to such other address as may be designated by the parties from time to time in accordance with this
Section 10.4.

        If to Seller:         Louisiana Unwired L.L.C.
                              One Lakeshore Drive, Suite 1900
                              Lake Charles, Louisiana 70629
                              Attn: Chief Financial Officer

        With copies to:       Louisiana Unwired L.L.C.
                              P.O. Box 3709
                              Lake Charles, Louisiana 70629
                              Attn: General Counsel

        If to Purchaser:      SBA Properties, Inc.
                              One Town Center Road, 3rd Floor
                              Boca Raton, Florida 33486
                              Attn:    Mr. John Marino, Chief Financial Officer

        With copies to:       SBA Properties, Inc.
                              One Town Center Road, 3rd Floor
                              Boca Raton, Florida 33486
                              Attn:    Thomas Hunt, Esq., General Counsel

Notices delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three business days after mailing. Notices delivered by facsimile transmission shall be deemed given upon receipt by the sender of the transmission confirmation.

     10.5 Entire Agreement. This Agreement and the Exhibits and Schedules hereto
          ----------------
supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section 10.5.

     10.6 Costs and Expenses. Whether or not the transactions contemplated
          ------------------
hereby are consummated, each party shall bear its own costs and expenses (including attorneys' fees), and each party agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in litigation or other proceeding to enforce or interpret this Agreement.

     10.7 Severability. If any provision of this Agreement is held to be
          ------------
illegal, invalid, or unenforceable, the provision shall be severable and this Agreement shall be construed and enforced as if such provision were never a part hereof, and the remaining provisions hereof shall remain in full force and effect.

     10.8 Governing Law. This Agreement and the rights and obligations of the
          -------------
parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     10.9 Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have made and entered into this Agreement as of the date first written above.

                                   PURCHASER:

                                   SBA PROPERTIES, INC.


                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:

                                   SELLER:

                                   LOUISIANA UNWIRED L.L.C.



                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title: